INTELLICALL, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Intellicall, Inc. (the "Company") to be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on Thursday, May 7, 1998, at 10:00 a.m., Dallas time, and the Proxy Statement in connection therewith and (2) appoints William O. Hunt and John J. McDonald, Jr., and each of them, his proxy with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

         This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted FOR the election of the director nominees in item 1 on the reverse side, FOR the increase in the number of shares of Common Stock reserved for issuance under the Company's 1991 Stock Option Plan and FOR ratification of the appointment of independent public accountants.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     Please date, sign and mail this proxy in the enclosed envelope. No postage is required. (Continued and to be dated and signed on the other side.)
--------------------------------------------------------------------------------
Please mark box o or |_| in blue or black ink. The undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

             |_|FOR all nominees listed below |_|WITHHOLD AUTHORITY
 (except as marked to the contrary below) to vote for all nominees listed below

  WILLIAM O. HUNT, B. MICHAEL ADLER, THOMAS J. BERTHEL, LEWIS E. BRAZELTON III,
          ARTHUR CHAVOYA, RICHARD B. CURRAN, and JOHN J. MCDONALD, JR. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
--------------------------------------------------------------------------------
2. To act upon a proposal to increase the number of shares of Common Stock reserved for issuance under the Company's 1991Stock Option Plan.

       FOR|_|                      AGAINST|_|                  ABSTAIN|_|

3. To act upon a proposal to ratify the appointment of independent public accountants.

       FOR|_|                      AGAINST|_|                  ABSTAIN|_|

4. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                                   Dated:______________________________, 1998

                                   -------------------------------------------
                                   Signature of Stockholder

                                   -------------------------------------------
                                   Signature of Stockholder

Please Mark, Date, Sign and Mail Your Proxy Promptly in the Envelope Provided.











                              INTELLICALL(R), INC.

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 7, 1998

To the Holders of Common Stock of

     INTELLICALL, INC.:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Intellicall, Inc., a Delaware corporation (the "Company"), will be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on Thursday, May 7, 1998, at 10:00 a.m., Dallas time, for the following purposes:

     (1) To elect seven persons to serve as directors until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
     (2) To consider and act upon a proposal to increase the number of shares reserved for issuance under the Company's 1991 Stock Option Plan pursuant to the grant of Incentive Stock Options from 1,525,000 shares to 1,995,000 shares.
     (3) To act upon a proposal to ratify the appointment of independent public accountants. (4) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed March 12, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 2155 Chenault, Suite 410, Carrollton, Texas 75006 for ten days prior to the meeting and will be open to the examination of any stockholder during ordinary business hours of the Company.

     Please  advise  the  Company's  Transfer  Agent,   ChaseMellon  Shareholder
Services, L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, of any change in your address.

     Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States.

                                     By Order of the Board of Directors,



Carrollton, Texas                    /s/ John M. Carradine
April 3, 1998                        John M. Carradine,
                                     Secretary

                                INTELLICALL, INC.

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
                              --------------------

                                 PROXY STATEMENT
                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 7, 1998

     The accompanying proxy, which has been mailed together with the Notice of Annual Meeting of Stockholders and this Proxy Statement to stockholders on or about April 3, 1998, is solicited by the Board of Directors of Intellicall, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on May 7, 1998 at 10:00 a.m., Dallas time. The proxy may be revoked by the stockholder at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

     As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the meeting include: (i) the election to the Board of Directors of seven directors to serve as directors until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) a proposal to increase the number of shares of common stock reserved for issuance under the Company's 1991 Stock Option Plan, and (iii) the ratification of the appointment of independent public accountants.

     All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement, FOR the resolution increasing the number of shares of common stock reserved for issuance under the Company's 1991 Stock Option Plan, FOR the ratification of the selection of Price Waterhouse as independent public accountants of the Company, and in the discretion of persons named in the proxy with respect to any other business which may properly come before the meeting. Votes will be tabulated by inspectors of election appointed by the Company. An abstention from voting on a proposal will be tabulated as a vote withheld on the proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the meeting.

     The close of business on March 12, 1998 has been set as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. Holders of the common stock are entitled to one vote per share on all matters which come before the meeting.

     On the record date, there were outstanding and entitled to vote 9,471,312 shares of common stock. The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1998, the number and percentage of outstanding shares of common stock beneficially owned by (i) each of the executive officers named in the Summary Compensation Table on page 11,
(ii) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (iii) each director and each person nominated to be elected a director of the Company, and (iv) all officers and directors as a group.


                                      Shares of
                                     Common Stock
Name and Address                     Beneficially              Percentage
of Beneficial Owner(1)                 Owned(2)                 of Class
----------------------                 --------                 --------
William O. Hunt (3)                     962,000                    9.5%
2155 Chenault, Suite 450
Carrollton, Texas 75006

Banca Del Gottardo(4)                   850,000                    8.2%
viale S. Franscini 8
6901 Lugano
Switzerland

B. Michael Adler (5)                    676,813                    7.0%
2155 Chenault, Suite 450
Carrollton, Texas 75006

T.J. Berthel Investments,               671,407                    7.0%
  L.P. (6)
100 Second St. S.E.
Cedar Rapids, Iowa 52407-4250


Neuberger & Berman, LLC(7)              655,000                    6.5%
605 Third Avenue
New York, New York 10158

Thomas J. Berthel(6)(8)                 701,407                    7.2%

Lewis E. Brazelton III(9)               116,373                    1.2%

John M. Carradine(10)                    44,781                       *

Arthur Chavoya (11)                      20,000                       *

Richard B. Curran(12)                    96,600                    1.0%

Thomas R. Kessler(13)                    37,445                       *





                                       -2-






                                      Shares of
                                     Common Stock
Name and Address                     Beneficially              Percentage
of Beneficial Owner(1)                 Owned(2)                 of Class
----------------------                 --------                 --------



John J. McDonald, Jr.(14)                65,000                       *


All officers and directors as a       2,720,419                   25.4%
group (9 persons)(15)

-------------------------
* less than one percent

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2) Includes shares issuable upon the conversion of subordinated debt or shares issuable upon exercise of options or warrants that have vested or will vest within 60 days.

(3) Includes 175,825 shares as to which Mr. Hunt has shared voting and investment power and 670,000 shares of common stock issuable upon exercise of options.

(4) Includes 850,000 shares of common stock issuable upon exercise of a warrant.

(5) Includes (i) 37,000 shares held in the name of Adler Computer Systems, Inc., a company wholly owned by Mr. Adler and (ii) 200,000 shares of common stock issuable upon exercise of options.

(6) Includes a convertible debenture which is convertible into approximately 160,000 shares of common stock.

(7) Includes shares of common stock held in numerous accounts of clients of Neuberger & Berman, LLC over which Neuberger & Berman, LLC has shared dispositive power. Also includes shares of common stock held by principals of Neuberger & Berman, LLC in their personal securities account over which Neuberger & Berman, LLC disclaims beneficial ownership.

(8) Includes 30,000 shares of common stock issuable upon exercise of options and the stock beneficially held by T.J. Berthel Investments, L.P..

(9) Includes 5,091 shares owned by Mr. Brazelton's wife, as to which Mr. Brazelton disclaims beneficial ownership, and 30,000 shares of common stock issuable upon exercise of options.

(10) Includes 39,375 shares of common stock issuable upon exercise of options.

(11) Includes 20,000 shares of common stock issuable upon exercise of options.



                                       -3-




(12) Includes 53,600 shares held by Mr. Curran's wife and a trust of which Mr. Curran's wife is a beneficiary, as to which Mr. Curran disclaims beneficial ownership, and 30,000 shares of common stock issuable upon exercise of options.

(13) Includes 15,000 shares of common stock issuable upon exercise of options.

(14) Includes 60,000 shares of common stock issuable upon exercise of options.

(15) Includes 1,094,375 shares of common stock issuable upon exercise of options, 160,000 shares of common stock issuable upon conversion of a convertible debenture and shares held by T.J. Berthel Investments, L.P., an affiliate of Mr. Berthel.


                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors have been elected and qualified, or they have sooner resigned or been removed. The Board of Directors proposes the election of the persons listed below, all of whom are currently directors. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director; however, if that should occur, the proxies will be voted for the election of such other person or persons as are nominated by the board of directors, unless the board reduces the number of directors. The seven nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

     The following table sets forth certain information as to the nominees for director.

                                                                   Served as
    Name and Age                         Positions              Director Since
    ------------                       ---------              --------------
    William O. Hunt, 64          Chairman of the Board of             1992
                                 Directors and Chief Executive
                                 Officer

    B. Michael Adler, 51         Director                             1984

    Thomas J. Berthel, 46        Director (1)                         1995

    Lewis E. Brazelton III, 57   Director (2)                         1992

    Richard B. Curran, 62        Director (3)                         1992

    Arthur Chavoya, 50           Director                             1997

    John J. McDonald, Jr., 48    President, Chief Operating Officer   1997
                                 and Director


--------------

(1) Chairman of Organization and Compensation Committee and member of Audit Committee of the Board of Directors.

(2) Member of Audit Committee and Organization and Compensation Committee of the Board of Directors.

(3) Chairman of the Audit Committee and member of Organization and Compensation Committee of the Board of Directors.



     William O. Hunt joined the Company in December 1992 as Chairman of the Board, Chief Executive Officer and President. From June 1986 to July 1992, he was Chairman and Chief Executive Officer of Alliance Telecommunications Corporation, a wireless telecommunications company. Mr. Hunt serves on the boards of The Allen Group Inc., American Homestar Corporation, DSC Communications Corporation and Dr. Pepper Bottling Company of Texas.

     B. Michael Adler is a founder of the Company and was Vice Chairman of the Board of Directors of the Company from December 1992 until November 1993. Prior to that time he was Chairman of the Board of Directors from the Company's inception in November 1984. He served as Chief Executive Officer of the Company from November 1984 to January 1988. From November 1984 to April 1987, he was also President of the Company. Mr. Adler is Chairman of the Board of The Payphone Company Limited, a Sri Lankan company, and Chief Executive Officer of WorldQuest Networks, L.L.C., a Delaware limited liability company.

     Thomas J. Berthel is Chief Executive Officer and Chairman of the Board of Directors of Berthel Fisher & Company, a financial services holding company based in Cedar Rapids, Iowa. He is also the Chief Executive Officer and Chairman of the Board of Directors for various subsidiaries of Berthel Fisher and Company including Berthel Fisher Leasing, Inc.

     Lewis E. Brazelton III has been Senior Vice President of Rauscher Pierce Refsnes, Inc., an investment banking company, for more than the last five years.

     Richard B. Curran is a consultant and has been an investor in a number of privately held companies since 1989 in which he has also served in either director capacities or senior management positions. Mr. Curran is also President and Executive Director of Folkers Foundation for Biomedical & Clinical Research. Mr. Curran serves on the board of TCC Industries, Inc.

     Arthur Chavoya is President of The Chavoya Group, Inc., a management consulting firm. From September 1996 to October 1997, Mr. Chavoya was President and Chief Executive Officer of ATC Communications Group, Inc., a provider of inbound and outbound telemarketing services. Prior to September 1996 Mr. Chavoya spent ten years at Electronic Data Systems in a number of executive positions culminating in the presidency of EDS' Global Travel Services Industry strategic business unit.

     John J. McDonald, Jr. was appointed President and Chief Operating Officer in July 1997 and Senior Vice President - Sales and Marketing in February 1997. From June 1994 to January 1997, Mr. McDonald was Senior Vice President of Intecom, Inc. Prior to Intecom he was Vice President, Business Communications, of Ericsson Business Communications.

     The Board of Directors recommends a vote FOR the election of all seven nominees to the Board.

     Committees and Meetings of the Board of Directors. The Board of Directors has established two committees, the Organization and Compensation Committee and the Audit Committee. The Organization and Compensation Committee (the "Compensation Committee"), currently composed of Messrs. Berthel, Brazelton and Curran, met 10 times (in addition to meetings held as a part of certain Board of Directors meetings and to actions undertaken by unanimous consent) during the fiscal year ended December 31, 1997. This committee reviews and approves salaries and bonuses of executive officers and administers the Company's stock option and purchase plans. The Audit Committee, currently composed of Messrs. Berthel, Curran and Brazelton met 4 times during the fiscal year ended December 31, 1997. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters. The Company does not have a standing nominating committee of the Board of Directors.

     The Board of Directors held 12 meetings, either in person or by telephonic conference, during the fiscal year ended December 31, 1997. Additionally, the Board of Directors adopted various resolutions during 1997 by unanimous consent. Messrs. Adler and Chavoya attended fewer than 75% of the meetings of (i) the Board of Directors and (ii) the committees on which they served, during their tenure.

     Director Compensation. During 1997 each member of the Board of Directors who was not an officer or employee of the Company received an annual $13,500 director's retainer for serving on the board. Additionally each director was paid a fee of $675 for each directors' meeting he attended and a $675 fee for each committee meeting he attended other than committee meetings held on the same day as a directors meeting. Directors were also reimbursed for expenses relating to attendance at meetings.


                                   MANAGEMENT

     The following table sets forth certain information as of February 28, 1998 with respect to the executive officers of the Company.

                                                                Served as
         Name and Age                 Position                Officer Since
         ------------                 --------                -------------
William O. Hunt, 64            Chairman of the Board               1992
                               of Directors and Chief
                               Executive Officer

John J. McDonald, Jr., 48*     President and                       1997
                               Chief Operating Officer

John M. Carradine, 39          Chief Financial Officer             1994
                               and Secretary


     *Pursuant to a succession plan adopted by the Board of Directors in February 1998, the Board intends to appoint Mr. McDonald Chief Executive Officer of the Company effective the date of the meeting.

     William O. Hunt and John J. McDonald, Jr. See "Election of Directors" above.

     John M. Carradine has been Chief Financial Officer and Secretary of the Company since July 1997. Prior to such time he was Vice President of Finance and Controller of the Company since September 1995. From May 1994 to September 1995 he served as Treasurer of the Company. From October 1990 to May 1994 he was Director of Finance and Investor Relations. From February 1983 to October 1990

     Mr. Carradine served in various executive capacities with Computer Language Research, Inc. in Carrollton, Texas. Mr. Carradine is a CPA licensed in the State of Texas.

     The Company's officers are elected by the Board of Directors and serve at the discretion of the Board.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1997, Adtel Communication, Inc. ("ACI") and The Payphone Company, Ltd. ("Payphone") owed the Company $267,000 for trade receivables. B. Michael Adler is a director of ACI and Payphone and of the Company. Mr. Adler and other members of Mr. Adler's family own the majority of ACI's and Payphone's stock.

     On February 15, 1994 the Company issued a $1 million, 10% convertible subordinated note to T.J. Berthel Investments, L.P., an affiliate of Thomas J. Berthel, a director of the Company. An amended and restated note was issued on August 9, 1994. Interest is payable quarterly with the entire principal amount maturing on March 31, 1999. The note may be converted into 160,000 shares of common stock at any time. During 1997 the Company paid $100,000 in interest on such note.



                             EXECUTIVE COMPENSATION

Organization and Compensation Committee Report on Executive Compensation

     The Company's executive compensation plans have been designed to attract, retain and reward high caliber executives who will formulate and execute the business plans of the Company in a manner that will provide the stockholders of the Company with a higher than average return on the Company's common stock while ensuring that the Company's compensation levels are fair and appropriate to both its executives and stockholders. With these goals in mind, the Company's compensation plans and policies have been designed to have total compensation linked significantly with the operating performance of the Company. Although the Organization and Compensation Committee (the "Compensation Committee") recognizes that the improvement of operating performance of the Company and higher stock prices do not necessarily move in tandem over the short term, the Compensation Committee believes that the two criteria will correlate over the long term.

     The Compensation Committee does not expect to pay above-average base salaries to its executive officers, but does expect to utilize performance-oriented and equity-based compensation to reward positive performance and results. No bonuses were paid by the Company in 1997 to executive officers.

     For 1998 Mr. Hunt recommended and the Compensation Committee adopted a discretionary bonus plan for corporate officers (other than Mr. Hunt). Maximum bonus levels under the plan range from 40% to 50% of base salary and are based on objectives set forth for each such officer, including profitability of the Company and other discretionary factors considered by the Compensation Committee, such as management effectiveness as exhibited through relationships with customers, vendors, employees and stockholders, new product development, special problem handling, and planning and execution of operations.

     The Compensation Committee also supports the position that stock ownership by the Company's executive officers, encouraged by equity-based compensation plans, aligns the interests of the executive officers with the stockholders of the Company. By using equity-based compensation over a period of time, the executive officers of the Company should become larger holders of Company stock. This is intended to strengthen their identification with the stockholders of the Company and make increasing stockholder value an even more important focus for the Company's management group. In addition, the Compensation Committee believes that the use of equity-based compensation combined with a focus on the operating performance of the Company will create a balance of these two long-term objectives.

CEO Compensation

     William O. Hunt is the Chief Executive Officer, Chairman of the Board and President of the Company.

     Mr. Hunt's compensation package was the result of arm's length negotiations conducted in 1992 between members of the Board of Directors and Mr. Hunt, and was approved by the Compensation Committee and the Board of Directors. The Compensation Committee and the Board were advised by an independent compensation consulting firm.

     In accordance with Mr. Hunt's stated goal of building stockholder value and consistent with the Compensation Committee's compensation philosophy described above, a compensation package involving a relatively low base salary, participation in a performance-based bonus plan and a relatively large stock option grant was agreed upon.

     Mr. Hunt's base salary was set at $225,000 and it was agreed that he would participate in a bonus plan such as the Company's discretionary plan described above. Based upon the advice of its independent compensation consultant, the Compensation Committee concluded that Mr. Hunt's proposed salary and bonus arrangements were reasonable and were well within the range of similar arrangements made by comparable companies. On January 1, 1994 Mr. Hunt voluntarily reduced his base salary to $202,500.

     As noted above, in 1992 Mr. Hunt was granted options to purchase 670,000 shares of the Company's common stock under the Company's 1991 Stock Option Plan. The options were fully vested as of December 31, 1995. Based upon the advice of its independent consultant, the Compensation Committee determined that, although the amount of the stock option grant was above average principally in terms of the percentage of shares involved, a number of comparable grants have been made by other companies that have recruited senior executives in "turnaround" or start-up situations. The Compensation Committee concluded that this stock option grant was justified given Mr. Hunt's qualifications and the Company's need to install a new chief executive who could build stockholder value.

                                         Respectfully submitted,

                                         Thomas J. Berthel, Chairman

                                         Lewis E. Brazelton, III

                                         Richard B. Curran

Summary Compensation Table

     The following table sets forth information with respect to the compensation to (i) the Company's chief executive officer at December 31, 1997 and (ii) the other four most highly compensated executive officers of the Company during 1997, for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                                     Stock
                                                 Annual Compensation(1)            Options              All Other
         Name                       Year         Salary     Bonus      Other       (shares)       Compensation(2)
         ----                       ----         ------     -----      -----       --------       ---------------
William O. Hunt                     1997       $202,500         --       --            --               $1,012
  Chairman of the                   1996       $202,500         --       --            --               $1,012
  Board of Directors,               1995       $202,500         --       --            --                 $981
  and Chief Executive
  Officer

John J. McDonald, Jr.               1997       $185,896       $46,800    --          120,000            $2,375
 President and Chief                1996            --          --       --            --                 --
 Operating Officer,                 1995            --          --       --            --                 --
 Senior Vice President -
 Sales and Marketing

John M. Carradine                   1997       $126,875       $ 8,000    --           17,500            $1,458
 Chief Financial Officer            1996       $114,975         --       --            7,500            $1,284
 and Secretary,                     1995       $108,339         --       --            6,000            $1,217
 Vice President of Finance
 and Controller

Thomas R. Kessler                   1997       $135,000         --       --            --               $1,860
 Vice President of                  1996       $145,000         --       --            7,500            $2,069
 Operations                         1995       $102,288         --       --           25,000            $1,441
---------------------

(1) The compensation described in the table does not include the cost to the Company of benefits furnished to certain officers, including premiums for life and health insurance, and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company's business. No executive officer names above received other compensation in excess of the lesser of $50,000 or 10% of such officer's salary and bonus compensation.
(2) All Other Compensation consists of matching payments by the Company pursuant to its 401(k)Plan.


1997 Option Grants

     The following table sets forth the number, percent of total options granted to named employees, exercise price and duration of options granted to the named executive officers, and the hypothetical gain that would result from assumed annual rates of stock price appreciation over the term of the options. See "Compensation Plans" below.

                                                  Percent
                                                  of Total                                   Potential Realizable
                                                  Options                                     Value at Assumed
                                                 Granted to                                    Annual Rates of
                                                 Employees                                      Appreciation
                                    Options       in Fiscal     Exercise     Expiration       For Option Term
                                                                                              ---------------
         Name                      Granted(1)      1997          Price          Date          5%            10%
         ----                      ----------      ----          -----          ----          --            ---
William O. Hunt                        --            --            --           --                --            --
John J. McDonald, Jr.                50,000        20.1%         $5.50        2/18/07         $447,947      $713,280
                                     70,000        29.2%         $4.06        7/31/07         $462,932      $737,142
John M. Carradine                    17,500         7.3%         $4.06        7/31/07         $115,733      $184,286
Thomas R. Kessler                      --            --            --           --                --           --

(1) Options granted are exercisable generally for a period of ten years at the price of the Company's common stock on the date of grant. The options vest as follows: 50% on December 31 of the year of grant and 25% on December 31 of each following year.

1997 Year-end Value of Stock Options

     The  following  table  sets  forth  information  with  respect to the named
executive   officers   concerning  the  exercise  of  options  during  1997  and
unexercised options held as of December 31, 1997.

                                                                                                           Value of
                                                                       Number                            Unexercised
                                Shares                             of Unexercised                       In-the-Money
                               Acquired                               Options at                          Options at
                                  on            Value           December 31, 1997                  December 31, 1997(1)
                                                                -----------------                  --------------------
         Name                   Exercise       Realized     Exercisable   Unexercisable        Exercisable    Unexercisable
         ----                   --------       --------     -----------   -------------        -----------    -------------
William O. Hunt                    --            --            670,000          --              $1,005,000       $    --
John J. McDonald, Jr.              --            --             60,000       60,000             $   37,275       $  37,275
John M. Carradine                  --            --             39,375       10,625             $   22,194       $   9,319
Thomas R. Kessler                  --            --             30,625        1,875             $   25,000       $    --

--------------------

(1) Market value of underlying securities at December 31, 1997 less the exercise price.

Director Compensation

     See "Election of Directors - Director Compensation" for a discussion of director compensation.

Indemnification Arrangements

     The Company's Bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Delaware General Corporation Law. The Company has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.

Stock Option Plans

     Prior to 1991 the stock option plans described below were administered as separate plans. In 1991 the plans were restated in their entirety in a single document and are known as the "Intellicall, Inc. 1991 Stock Option Plan". Each separate plan was previously approved by the Company's stockholders.

     Incentive Stock Option Plan. The Board of Directors of the Company adopted the Incentive Stock Option Plan for key employees of the Company and its subsidiaries. The Incentive Stock Option Plan has been approved by the stockholders of the Company. Up to 1,525,000 shares of common stock are authorized to be issued under the Incentive Stock Option Plan. See "Proposal to Amend The Company's 1991 Stock Option Plan" for a proposal to increase the number of shares authorized to be issued under the Incentive Stock Option Plan. The purpose of the Incentive Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract and retain persons of ability as employees. The Incentive Stock Option Plan is also intended to motivate such persons to exert their best efforts on behalf of the Company.

     The Incentive Stock Option Plan is administered by the Compensation Committee. Options for the purchase of common stock under the Incentive Stock Option Plan may be granted to key employees selected from time to time by the Compensation Committee. Only directors who are employees are eligible to receive options under the Incentive Stock Option Plan. The Compensation Committee determines the exercise price of such options at the time of grant. The exercise price of any options granted pursuant to the Incentive Stock Option Plan will be at least equal to the fair market value of the common stock on the date the options are granted. Each option has a term of up to 10 years and is exercisable only at such times as the Compensation Committee determines at the time of grant. The option period automatically terminates three months following the date the holder ceases to be an employee of the Company for any reason. No cash consideration is paid by the employee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash or common stock, or any combination of cash or common stock.

     Options granted under the Incentive Stock Option Plan may be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), non-qualified options (options which do not meet the requirements of Section 422 of the Code), or both. The Incentive Stock Option Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422.

     At February 28, 1998, the Company and its subsidiaries had approximately 166 employees who were eligible to participate in the Incentive Stock Option Plan. At present, such persons hold options granted under the Incentive Stock Option Plan to purchase an aggregate of 1,170,815 shares of common stock.

     Non-Qualified Stock Option Plan. The Board of Directors of the Company adopted the NonQualified Stock Option Plan for officers, directors and key employees of the Company and its subsidiaries. The Non-Qualified Stock Option Plan has been approved by the stockholders of the Company. Up to 600,000 shares of common stock are authorized to be issued under the Non-Qualified Stock Option Plan. The purpose of the Non-Qualified Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract and retain persons of ability as officers, directors and employees. The Non-Qualified Stock Option Plan is also intended to motivate such persons to exert their best efforts on behalf of the Company.

     The Non-Qualified Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Options for the purchase of common stock under the Non-Qualified Stock Option Plan may be granted to key individuals selected from time to time by the Compensation Committee. No director is eligible to receive options under the Non-Qualified Stock Option Plan while such director is a member of the Compensation Committee. Furthermore, only directors who are employees are eligible to receive options under the Non-Qualified Stock Option Plan. The exercise price for any options granted pursuant to the NonQualified Stock Option Plan is determined by the Compensation Committee on the date the options are granted and must be at least equal to 85% of the fair market value of the common stock on the date of grant. Each option has a term of up to 10 years and is exercisable only at such times as the Compensation Committee determines at the time of grant. The option period automatically terminates three months following the date the holder ceases to be an employee of the Company for any reason. No cash consideration is paid by the employee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash, common stock, a promissory note or any combination of the foregoing.

     At February 28, 1998 the Company and its subsidiaries had approximately 166 employees who were eligible to participate in the Non-Qualified Stock Option Plan. At present, William O. Hunt holds options granted under the Non-Qualified Stock Option Plan to purchase an aggregate of 430,000 shares of common stock, and B. Michael Adler holds options granted under the Non-Qualified Stock Option Plan to purchase an aggregate of 170,000 shares of common stock.

     Directors' Stock Option Plan. The Board of Directors of the Company adopted the Directors' Stock Option Plan for non-employee directors of the Company. Up to 350,000 shares are authorized to be issued under the Director's Stock Option Plan. The purpose of the Directors' Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract, motivate and retain qualified, non-employee directors.

     The Directors' Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Options for the purchase of common stock under the Directors' Stock Option Plan are automatically granted to each non-employee director. In December 1992, the Board of Directors amended the Directors' Stock Option Plan to provide the automatic grant as follows:

     (i) each non-employee director as of February 1, 1993, who had not previously received Director Options was granted an option to purchase 20,000 shares of common stock on February 1, 1993, and was automatically entitled to receive a grant of an option to purchase 10,000 shares of common stock as of February 1, 1994; and

     (ii) each person who becomes a non-employee director subsequent to February 1, 1993 will receive an option to purchase 20,000 shares of common stock on the first business day of February after he becomes a director and an option to purchase 10,000 shares of common stock on the first business day of the next succeeding February.

     The exercise price for all options granted pursuant to the Directors' Stock Option Plan will be at least equal to the fair market value of the common stock on the date the options are granted. Each option has a term of up to ten years. The options granted vest in four equal installments. No cash consideration is paid by the grantee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash or common stock of the Company.

     At December 31, 1997, the Company and its subsidiaries had five directors who were eligible to participate in the Directors' Stock Option Plan. At present, such persons hold options granted under the Directors' Stock Option Plan to purchase an aggregate of 220,000 shares of common stock.

Employee Stock Purchase Plan

     The Board of Directors of the Company adopted the 1995 Employee Stock Purchase Plan for employees of the Company and its subsidiaries. The stockholders of the Company approved the plan in 1996. Up to 300,000 shares of common stock are authorized to be issued under the Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company at a discount through accumulated payroll deductions. The Employee Stock Purchase Plan is also intended to motivate such persons to exert their best efforts on behalf of the Company.

     The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. Participating employees are entitled to enroll during one or both of two six month offering periods during each calendar year. Eligible employees may elect to have payroll deductions made on each payday during each offering period in an amount not exceeding ten percent (10%) of the compensation which he or she receives on each such payday. At the end of each offering period the accumulated payroll deductions are utilized to purchase shares of common stock from the Company pursuant to the exercise of options granted at the beginning of each offering period. The purchase price for the shares purchased with the payroll deductions is equal to eighty-five percent (85%) of the fair market value of a share of common stock on the first trading day or the last trading day of each offering period, whichever is lower.

     At February 28, 1998, the Company and its subsidiaries had approximately 166 employees who are eligible to participate in the Employee Stock Purchase Plan, of which 11 employees are actually participating in the Employee Stock Purchase Plan.

     Change in Control Arrangements. Pursuant to the Company's 1991 Stock Option Plan, in the event of an impending merger, liquidation, sale of all or substantially all of the Company's assets, or if at any time, two-thirds of the Company's directors are not "Continuing Directors" as defined in the Plan, 100% of the options granted pursuant to the Incentive, Non-Qualified and Directors' Stock Option Plans automatically become immediately and fully exercisable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of Forms 3, 4 and 5, and all amendments thereto, furnished to the Company, or written representations that no Forms 5 were required, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with during 1997.

                             STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five years ended December 31, 1997, with the cumulative total return of (i) Standard & Poors--500 Stock Index, (ii) the Standard & Poors High Tech Composite Index and
(iii) the Standard & Poors Telephone Manufacturers Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's common stock and in each of the other indices and assumes reinvestment of dividends. The Company paid no dividends during the five year period.




                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN**
   AMONG, INTELLICALL, S&P 500 INDEX, S&P TELEPHONE MANUFACTURER'S INDEX, AND
                      S&P HIGH TECHNOLOGY COMPOSITE INDEX*

                                                          Telephone              S&P
 Measurement Period                          S&P         Manufacturer's     High Technology
(Fiscal Year Covered)      Intellicall     500 Index        Index          Composite Index
---------------------      -----------     ---------        -----          ---------------

Measurement Pt-12/31/92        $100           $100           $100                $100

FYE 12/31/93                   $143           $110           $116                $123

FYE 12/31/94                   $ 71           $112           $111                $143

FYE 12/31/95                   $ 71           $154           $167                $207

FYE 12/31/96                   $112           $189           $169                $237

FYE 12/31/97                   $ 98           $252           $235                $268


** Assumes $100 invested on December 31, 1992 in Intellicall Common Stock, the S&P Index, the S&P Telephone Manufacturer's Indexand the S&P High Tech Composite Index

*  Total return assumes reinvestment of dividends

             PROPOSAL TO AMEND THE COMPANY'S 1991 STOCK OPTION PLAN

General

     In 1991 the Incentive Stock Option Plan (the "Incentive Plan") was restated in its entirety, along with the previously adopted Non-Qualified Stock Option Plan ("NSO Plan") and Directors' Stock Option Plan ("Directors' Plan"), in a single document which in the aggregate became known as the "Intellicall, Inc. 1991 Stock Option Plan" (the "1991 Stock Option Plan").

     The description in this Proxy Statement of the 1991 Stock Option Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1991 Stock Option Plan attached hereto as Exhibit A. For a description of the Incentive Plan, NSO Plan and the Directors' Plan, see "Executive Compensation - Compensation Plans."

     The  1991  Stock  Option  Plan  is  an  arrangement   under  which  certain
individuals may be granted awards (the "Awards") for incentive stock options, non-qualified stock options and directors' options as described in "Executive Compensation - Compensation Plans". The purpose of the 1991 Stock Option Plan is to provide incentives to officers, directors and employees of the Company, to attract individuals with a high degree of training, experience, expertise and ability, to provide an opportunity to such individuals to acquire a proprietary interest in the success of the Company, to increase their interest in the Company's welfare, to align their interests with those of the Company's stockholders and to encourage them to remain with the Company.

The Amendment

     The proposed amendment to the 1991 Stock Option Plan (the "Amendment") would increase the aggregate number of shares of common stock that may be issued as Incentive Stock Options under the Incentive Plan from 1,525,000 shares to 1,995,000 shares. No other amendments to the 1991 Stock Option Plan are currently contemplated.

Administration of the 1991 Plan

     The Option Plan is administered by the Compensation  Committee  composed of
non-employee   directors   of  the   Company  who  meet  the   requirements   of
"disinterested person" in Section 16b of the Securities Exchange Act of 1934.

Eligibility

     Awards may be granted under the 1991 Stock Option Plan to employees of the Company, including officers and directors, and in accordance with the nondiscretionary formula mentioned above, non-employee directors of the Company. However, only employees of the Company are entitled to receive incentive stock option Awards. The Compensation Committee, in its discretion as outlined in the 1991 Stock Option Plan, determines which individuals are eligible to receive Awards under the 1991 Stock Option Plan.

     The approximate number of individuals who are officers or employees of the Company as of February 28, 1998 is approximately 166.

Grant, Term, and Restrictions on Awards

     Awards granted under the 1991 Stock Option Plan may include incentive stock options, which are qualified under Section 422A of the Internal Revenue Code of 1986 (the "Code"), non-qualified stock options, which are not qualified under section 422A of the Code, and directors' options.

     In the event common stock purchased upon exercise of incentive options is disposed within a two year period after the options are granted under the 1991 Stock Option Plan or within one year after the option is exercised, the optionee is required to so notify the Company and deliver to the Company the amount of any applicable withholding taxes. In either such event, the options lose their status as incentive options under Section 422A of the Code and are treated as non-qualified options under the 1991 Stock Option Plan. The maximum value of incentive options that can become first exercisable in any one year can be no more than $100,000.

     Each Award is to be granted under an agreement (an "Agreement") between the Company and the individual receiving the Award. Each Agreement specifies the exercise periods of options. The Company receives no consideration upon the grant of an Award. The rights under the Agreement are not transferable by the individual receiving an Award except under the laws of descent and distribution. During the lifetime of the individual receiving an Award, only the individual or his legal representative may exercise the Award.

Purchase Price for Incentive Options

     The purchase price for each share of common stock subject to an incentive option granted under the 1991 Stock Option Plan may not be less than the greater of the par value of such share and 100% of the fair market value of such share on the date that the incentive option is granted (110% in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company). The purchase price of common stock may be paid by cash, check, or shares of common stock which have been held for at least six months.

     On February 27, 1998, the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange was $4.75.

Termination of Awards

     Awards of incentive options granted under the 1991 Stock Option Plan generally terminate with respect to any portion of the incentive option not previously exercised by an individual after ten years from the date that the incentive option is granted (five years in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company), unless the option terminates sooner by reason of termination of employment, disability, or death. The unexercised or restricted portion of an Award shall terminate immediately if an individual's employment is terminated for cause. If termination of employment is voluntary or by the Company for reasons other than cause, such portion of the Award shall terminate three (3) months after employment terminates. The unexercised or restricted portion of an Award will terminate twelve months after the occurrence of the disability or death of an individual.

Certain Events

     The 1991 Stock Option Plan contains antidilution provisions applicable in the event of any change in the number of outstanding shares of common stock of the Company or any change in the character or rights of the common stock which occurs by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the 1991 Stock Option Plan and the number of shares under and exercise price of outstanding Awards.

     In addition, in the case of (i) a dissolution or liquidation of the Company or (ii) a merger or consolidation of the Company the 1991 Stock Option Plan and all options granted thereunder shall continue in effect and each holder of an option shall be entitled to receive in respect of each share of common stock subject to an outstanding Award, upon exercise of such Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of common stock was entitled to receive in such transaction in respect of a share of common stock.

     In the event of a Change in Control of the Company (as defined in the 1991 Stock Option Plan), all outstanding Awards shall become immediately and fully exercisable.

Amendments

     The Board or the Compensation Committee may at any time, without the consent of the holders of Awards, alter, amend, revise, suspend, or discontinue the 1991 Stock Option Plan, provided that such action shall not adversely affect Awards previously granted. Any amendments to the 1991 Stock Option Plan that would (i) materially increase the benefits accruing to individuals participating in the 1991 Stock Option Plan, (ii) materially increase the number of shares of Common Stock subject to the 1991 Stock Option Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1991 Stock Option Plan must be approved by the holders of a majority of shares of Common Stock represented and entitled to vote thereon at a meeting of the stockholders of the Company.

Options Granted in 1997

                    Name           Dollar Value(1)           Number of Options
                    ----           ---------------           -----------------
         William O. Hunt               $   0                         --
         John J. McDonald, Jr.         $   0                      120,000
         John M. Carradine             $   0                       17,500

         All Officers                  $   0                      137,500

         All Non-officer Directors     $   0                         --

         All Employees                 $   0                      239,880

---------------

(1) At the grant date exercise price equalled fair market value of the shares available under this plan. In addition, subject to the increase contemplated by this Amendment, the Compensation Committee in February 1998 granted to Mr. McDonald options to purchase 180,000 shares of common stock.

Federal Income Tax Consequences

     An optionee who receives an incentive stock option under the 1991 Stock Option Plan will ordinarily not recognize any income for federal income tax purposes as a result of the receipt or exercise of such option. However, the exercise of an incentive stock option will give rise to an increase in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the common stock at the time the optionee's rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture over the exercise price. The Company will not be entitled to a compensation deduction for federal income tax purposes with respect to either the grant of an incentive stock option under the 1991 Stock Option Plan or the exercise of such an option by the optionee. If the optionee does not dispose of the shares of common stock acquired through the exercise of the incentive stock option within two years of the date of the grant of such option, and within one year after the exercise date, and if the optionee is employed by the Company (or certain related entities) from the time the option is granted until three months before its exercise, any gain or loss recognized upon the disposition will constitute a long-term capital gain or loss, and the Company will not be entitled to a deduction. If an optionee disposes of the shares prior to the expiration of such holding periods (a "disqualified disposition"), the optionee will recognize, at the time of such disposition, ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares subject to the option on the date of exercise or (ii) the amount realized by the optionee on the sale of such shares, any remaining gain shall be taxed as a capital gain. In the event of a disqualified disposition, the Company will be entitled to a deduction in an amount equal to the income recognized by the optionee.

     If an optionee pays the exercise price of an incentive stock option solely with common stock, and if the shares surrendered are (i) shares not received pursuant to the exercise of an incentive stock option and not subject to a substantial risk or forfeiture or (ii) the result of the optionee's exercise of another incentive stock option, the exercise of which satisfied the above stated holding period requirements, the optionee will not recognize income and the basis and holding period of the surrendered common stock shall be transferred to that number of new shares equal to the number of old shares surrendered. If more shares are received than were surrendered, the additional shares' basis will be zero. If these conditions are not met, the payment of the exercise price with shares of common stock may be treated as a disqualified disposition or otherwise taxable disposition.

Vote Required and Recommendation for Approval of the Proposed Amendment to the 1991 Stock Option Plan

     To be approved by the stockholders, the Amendment must receive the approval of stockholders holding at least a majority of the outstanding shares of common stock. The enclosed form of proxy provides a means for stockholders to vote for the Amendment, to vote against the Amendment, or to abstain from voting with respect to the Amendment. Each properly executed proxy received in time for the meeting will be voted as specified therein.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT. SINCE THE AMENDMENT WILL INCREASE THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY, CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY HAVE AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE AMENDMENT.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has selected the firm of Price Waterhouse LLP as the independent accountants and auditors to examine the financial statements and books and records of the Company for the year ending December 31, 1998 and recommends to the shareholders that such selection be ratified and approved at the meeting. The firm of Price Waterhouse LLP examined the financial statements of the Company for the year ended December 31, 1997 and is considered by the Board of Directors to be well qualified.

     Representatives of Price Waterhouse LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR ratification of the selection of Price Waterhouse LLP as independent public accountants of the Company.


                              STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's 1997 Proxy Statement, such proposals must be received at the Company's offices at 2155 Chenault, Suite 410, Carrollton, Texas 75006-5023,
Attention: Secretary, by December 1, 1998.


                             SOLICITATION OF PROXIES

     The Company will pay the expense of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained ChaseMellon Shareholder Services, L.L.C. to solicit proxies for the meeting from brokers, banks and nominees. For such services the Company has agreed to pay ChaseMellon Shareholder Services, L.L.C. a fee of $4,000.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                                 By Order of the Board of Directors,


                                           /s/ John M. Carradine
                                           John M. Carradine
                                           Secretary


Carrollton, Texas
April 3, 1998